Onstream Media to Receive $900,000 Investment from
Lincoln Park Capital Fund, LLC

Investment Priced at Premium to Market

POMPANO BEACH, Fla.,  September 23, 2010 – Onstream Media Corporation (NASDAQ: ONSM), a leading online service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology,  announced today that on September 17, 2010 it signed an agreement to sell its securities to Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor.  Under the agreement, LPC has agreed to invest gross proceeds of $900,000 in Onstream in exchange for 300,000 shares of common stock at $1.25 per share, preferred shares convertible into 420,000 shares of common stock at a fixed conversion price of $1.25 per share and a one-time commitment fee of 50,000 common shares.  $1.25 per share represented an approximately 34% premium to the closing bid price of $0.93 per ONSM share on September 16, 2010, the day prior to entering into the agreement. Under the agreement, LPC will also receive warrants to purchase 540,000 shares of ONSM common stock at $2.00 per share.

“We are pleased to secure this investment from LPC, priced at a premium to market even after considering the NASDAQ computed value of the warrants. This investment accomplishes our financing goals of minimum dilution to our current investors and bringing on board a new fundamental institutional investor with a significant stake in the Company.  It comes at an important time for us as we are continuing to execute on our legacy business, including audio and web conferencing, digital media services and webcasting, as well as the initial launch of our MarketPlace365TM product offering,” said Randy Selman, President and CEO of Onstream Media.  “MarketPlace365, the latest addition to Onstream Media’s product line, continues to gain market acceptance as we have signed 16 MarketPlace365 promoter agreements to date.  We believe that the adoption of MarketPlace365 speaks to its superior functionality and ease of use and suggests that is it helping promoters market in a cost effective and environmentally friendly way. ”

Mr. Selman continued, “We believe that this investment by LPC at a premium to the market reflects a growing confidence in our novel product offerings, and specifically MarketPlace365, which has already been sold to customers such as Subway, the Tarsus Group (Onrec), the Human Capital Institute (HCI) and others, representing a new and significant growth opportunity for the Company. Furthermore, additional funding under the agreement will help us to invest in software development, equipment and marketing costs in connection with accelerating the advance of MarketPlace365 and our other product offerings.”

Terms of the Transaction

Pursuant to the Purchase Agreement between LPC and Onstream, Onstream will receive $900,000 as consideration for the initial purchase of 300,000 shares of common stock at $1.25 per share, 420,000 Series A-14 Preferred Stock with a stated value of $525,000 and convertible into common stock at a fixed price of $1.25 per share and warrants to purchase 540,000 shares of our common stock at an exercise price of $2.00 per share. LPC will also receive 50,000 shares of common stock as a one-time commitment fee and a cash payment of $26,250 as a one-time structuring fee. The warrants have a term of five years, are not exercisable for 6 months from issuance and are not being registered.  Pursuant to a Registration Rights Agreement between LPC and Onstream, the shares of common stock and shares underlying the preferred stock will be offered by the Company through a prospectus supplement pursuant to a shelf registration statement, previously filed and declared effective by the Securities and Exchange Commission (SEC).  In addition, the Company has the option at its sole discretion, to sell additional shares of common stock to LPC during the term of the Purchase Agreement, depending on certain conditions as set forth in that agreement.  Should the Company elect to sell these additional shares, the purchase price would be fixed on the date of sale and based on the prevailing market prices of the Company’s shares for a period immediately preceding the sale.

The initial proceeds received by the Company under the Purchase Agreement will be used to retire certain debt and for general working capital purposes. Additional proceeds will be used for software development, equipment and marketing costs in connection with accelerating the advance of MarketPlace365 and our other product offerings.

A more detailed and complete description of the terms of the Purchase Agreement and the Registration Rights Agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC which the Company encourages be reviewed carefully.  This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.  Copies of the final prospectus supplement, once filed, and the accompanying base prospectus can be obtained from Onstream or at the SEC’s website at www.sec.gov.

About Lincoln Park Capital (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, energy and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.LincolnParkCapital.com.

About Onstream Media:

Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The company's MarketPlace365™ solution enables publishers, associations, trade show promoters and entrepreneurs to rapidly and cost effectively self-deploy their own profitable, online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, BT Conferencing, Qwest and Trade Show News Network (TSNN). For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Media Relations:

Chris Faust
Fastlane
973-226-4379
cfaust@fast-lane.net